UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 17, 2026	May 12, 2026
(Date of Report)	(Date of earliest event reported)

Steele Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	333-284191	23-2362874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 East Chestnut Street, Mifflinburg, PA	17844
(Address of principal executive offices)	(Zip Code)

570-966-1041
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Explanatory Note

This Amendment to Form 8-K amends the Current Report on Form 8-K of Steele Bancorp, Inc. (the “Corporation”), as initially filed with the U.S. Securities and Exchange Commission on May 12, 2026 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Corporation’s Annual Meeting of Shareholders, held on May 12, 2026 (the “Annual Meeting”). The sole purpose of this amendment is to disclose the Board of Directors’ decision to hold future non-binding say-on-pay advisory votes on executive compensation (“Say-on-Pay Votes”) on an annual basis, following the recommendation of the Corporation’s shareholders. No other changes have been made to the Original Form 8-K.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, at the Annual Meeting, the shareholders of the Corporation voted on whether to hold future Say-on-Pay Votes every one, two, or three years (“Say-on-Frequency Vote”). The shareholders voted to hold a Say-on-Pay Vote every year.

The Board of Directors of the Corporation has determined to follow the recommendation of the shareholders. Say-on-Pay Votes will be held every one year until the next required Say-on-Frequency Vote, which must be held no later than the Annual Meeting of Shareholders in 2032.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 23, 2026	Steele Bancorp, Inc.

	By:	/s/ Thomas C. Graver Jr.
Name: Thomas C. Graver Jr.
Title: Senior Executive Vice President & Chief Financial Officer